Exhibit 99.1

NorthWestern Corporation d/b/a NorthWestern Energy 125 S. Dakota Ave. Sioux Falls, SD 57104 www.northwesternenergy.com

News Release	NASDAQ: NWEC

FOR IMMEDIATE RELEASE

Media/Investor Relations Contact:

Roger Schrum

605-978-2848

roger.schrum@northwestern.com

NORTHWESTERN CORPORATION’S SHAREHOLDERS ELECT SIX DIRECTORS

CEO Hanson Says Company’s Transformation Ahead of Schedule;
Outlines Rationale for Board’s Rejection of Unsolicited Proposal from MPPI

Board Increases Common Stock Dividend by 14% to 25 Cents Per Share

SIOUX FALLS, S.D. – July 14, 2005 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ: NWEC) today reported that its shareholders re-elected five independent directors and one management director to its Board for a one-year term at the annual meeting of shareholders held today in Sioux Falls, S.D. Shareholders voted to approve:

•                  Re-election of E. Linn Draper, Jr. as director. Draper is the retired Chairman, President and Chief Executive Officer of American Electric Power Company, one of the nation’s largest public utility holding companies. Draper serves as NorthWestern’s Chairman of the Board. Draper was elected to the Board on Nov. 1, 2004.

•                  Re-election of Stephen P. Adik as director. Adik is the retired Vice Chairman of NiSource, Inc., an electric and natural gas production, transmission and distribution company. Adik was elected to the Board on Nov. 1, 2004.

•                  Re-election of Jon S. Fossel as director. Fossel is the retired Chairman, President and Chief Executive Officer of Oppenheimer Management Corporation, a mutual fund investment company. Fossel was elected to the Board on Nov. 1, 2004.

•                  Re-election of Michael J. Hanson as director. Hanson is President and Chief Executive Officer of NorthWestern Corporation. Hanson was elected to the Board on May 23, 2005.

•                  Re-election of Julia L. Johnson as director. Johnson is President and Founder of NetCommunications, LLC, a strategy consulting firm, and former Chair of the Florida Public Service Commission. Johnson was elected to the Board on Nov. 1, 2004.

•                  Re-election of Philip L. Maslowe as director. Maslowe was formerly nonexecutive Chairman of the Board for AMF Bowling Worldwide, Inc. and Executive Vice President and Chief Financial Officer of The Wackenhut Corporation. Maslowe was elected to the Board on Nov. 1, 2004.

•                  Ratification of Deloitte & Touche LLP as independent auditor.

– More –

During the annual meeting, President and Chief Executive Officer Hanson reviewed NorthWestern’s recent accomplishments and reviewed opportunities to improve shareholder value. “Our transformation to a solid utility-focused company is ahead of schedule. Since we completed our reorganization in late 2004, which dramatically reduced our debt burden, we have continued to pay down debt, reduced our borrowing costs, lowered our operating costs and improved our operating performance,” Hanson said. “Our improving performance and strong cash flow now puts us in a position to work with our Board to explore further opportunities to improve shareholder value.”

Board Increases Dividend 14% to 25 Cents Per Share

NorthWestern’s Board today announced that its Board of Directors increased by 14 percent its quarterly common stock dividend from 22 cents to 25 cents per share. The dividend is payable on Sept. 30, 2005, to common shareholders of record as of Sept. 15, 2005.

“The Board increased the dividend based on the Company’s strong performance thus far in 2005,” said Hanson. “Further review of the dividend is expected as the Company prepares 2006 earnings guidance later this year.”

Company Outlines Rationale for Board Rejection of MPPI Proposal

Hanson also detailed NorthWestern’s Board of Directors’ rationale for its decision to reject an unsolicited proposal by Montana Public Power, Inc. (MPPI), a nonprofit corporation, to acquire all the stock of the Company.

“After evaluating MPPI’s proposal with its legal counsel and financial advisor, NorthWestern’s Board concluded that the MPPI acquisition proposal presents unacceptable risks that raise doubt as to whether the transaction would close and the financial consideration offered by MPPI is not compelling when compared with NorthWestern’s stand-alone prospects,” Hanson said.

Hanson outlined the following risks associated with the MPPI proposal:

•                  Significant legal, regulatory, financial and potential tax risks exist due to the transaction’s complex structure.

•                  The proposal involves untested legal questions.

•                  There are no precedents for the transaction.

•                  Montana state law may not permit MPPI to own and operate a utility that operates outside the jurisdiction of its members and state of Montana.

•                  The proposal requires unprecedented regulatory flexibility and cooperation.

•                  All closing risk would be borne by NorthWestern’s shareholders.

•                  Because MPPI is a shell company with no assets, there is no legal recourse in the event the transaction fails to close.

•                  No termination fee is provided to cover costs and risks to NorthWestern’s shareholders if the transaction fails to close.

•                  MPPI’s proposal relies upon 100 percent leverage and would increase the Company’s debt to more than $2 billion.

•                  The “no equity” leveraged buyout would be financed by NorthWestern’s customers and assets.

•                  Citigroup has offered only a “best efforts” commitment for financing that is subject to a myriad of market and transaction risks and uncertainties.

•                  The financing would be at best weak investment grade which may not be attainable if the regulatory authorities are unable or unwilling to provide sufficient regulatory flexibility.

A copy of Hanson’s annual meeting presentation is available at www.northwesternenergy.com. Click under “presentations and webcasts” in the “Investor Information” section.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 617,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company’s Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

On one or more occasions, we may make statements in this press release regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference herein relating to management’s current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved. Factors that may cause such differences include but are not limited to:

Factors Relating to Our Bankruptcy

•       our ability to obtain and maintain normal terms with vendors and service providers;

•       the potential adverse impact of the Chapter 11 case on our liquidity or results of operations, including our ability to mitigate unsecured claims with respect to the Class 9 reserve such that the allowed claims do not exceed the reserve;

•       the potential adverse impact of the Netexit Chapter 11 case on our liquidity;

•       our ability to avoid or mitigate an adverse ruling as to Magten Asset Management Corporation’s appeal of the order confirming our plan of reorganization and its appeal of the order approving the memorandum of understanding to settle our securities class action litigation;

•       our ability to avoid or mitigate an adverse judgment against us in that certain lawsuit seeking to recover assets or damages on behalf of Clark Fork and Blackfoot, LLC, one of our subsidiaries which we refer to as CFB, filed by Magten Asset Management Corporation and Law Debenture Trust Company of New York, which we refer to as the QUIPs Litigation;

•       our ability to avoid or mitigate an adverse judgment against us in that pending litigation styled as McGreevey et al v. The Montana Power Company, the shareholder class action lawsuit relating to the disposition of the generating and energy related assets by the entity formerly known as The Montana Power Company, excluding our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, which has been settled pending approval by our Bankruptcy Court, the bankruptcy court in the Touch America Holdings, Inc. proceedings, and the U.S. District Court in Montana where the litigation is pending, together with ERISA litigation regarding The Montana Power Company Employee Stock Ownership Plan and 401(k) plan;

•       our ability to avoid or mitigate an adverse judgment against us in the In Re NorthWestern Derivative Litigation relating to the restatement of the Predecessor Company’s 2002 quarterly financial statements and other accounting and financial reporting matters, which has been settled pending final approval of the settlement by the U.S. District Court in South Dakota where the litigation is pending;

•       our ability to avoid or mitigate an adverse judgment against us in pending other shareholder and derivative litigation or any additional litigation and regulatory action, including the formal investigation initiated by the Securities and Exchange Commission (SEC), in connection with the restatement of the Predecessor Company’s 2002 quarterly financial statements and other accounting and financial reporting matters, any of which could have a material adverse effect on our liquidity, results of operations and financial condition;

General Factors

•       unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•       unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•       adverse changes in general economic and competitive conditions in our service territories;

•       potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse affect on our liquidity, results of operations and financial condition; and

•       increases in interest rates, which will increase our cost of borrowing.

•       our ability to improve and maintain an effective internal control structure.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption “Risk Factors” which is a part of the disclosure included in Item 2 of our Quarterly Report on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases and other materials released to the public. Although we believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable, any or all of the forward-looking statements in this press release and our reports on Form 10-K, Form 10-Q and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this press release, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this press release or other public communications that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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